Exhibit 23.1



                         Bagell, Josephs & Company, LLC
                200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
                       Tel: 856.346.2628 Fax: 856.346.2882


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of SpeechSwitch, Inc. on Form SB-2 dated April 11, 2005, of our report dated March 21, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) for the years ended December 31, 2004 and 2003.

                                    /s/ Bagell, Josephs & Company, LLC
                                    -------------------------------------
                                    Bagell, Josephs & Company, LLC
                                    Gibbsboro, New Jersey

April 11, 2005